Exhibit (h)(3)

FORM OF

LISTING AGREEMENT

COMMON AND PREFERRED STOCKS*

The undersigned, being a duly authorized officer of:

Fidelity Covington Trust

Full Name of Company ("Company")

does hereby certify that this agreement is made pursuant to a resolution(s) adopted by the Company's governing body to list on the NYSE Arca, Inc. ("Exchange"):

100,000___________ Fidelity MSCI Consumer Discretionary Index ETF ________$25_______, of which:

(Number of Shares) (Title of Security) (Par Value)

100,000___________ Fidelity MSCI Consumer Staples Index ETF ___________$25_________, of which:

(Number of Shares) (Title of Security) (Par Value)

100,000___________ Fidelity MSCI Energy Index ETF ___________________$25_________, of which:

(Number of Shares) (Title of Security) (Par Value)

100,000___________ Fidelity MSCI Financials Index ETF _______________$25________, of which:

(Number of Shares) (Title of Security) (Par Value)

100,000___________ Fidelity MSCI Health Care Index ETF _______________$25_________, of which:

(Number of Shares) (Title of Security) (Par Value)

100,000____________ Fidelity MSCI Industrials Index ETF ________________$25_________, of which:

(Number of Shares) (Title of Security) (Par Value)

100,000____________ Fidelity MSCI Materials Index ETF _______________$25___________, of which:

(Number of Shares) (Title of Security) (Par Value)

100,000___________ Fidelity MSCI Information Technology Index ETF _______$25________, of which:

(Number of Shares) (Title of Security) (Par Value)

100,000___________ Fidelity MSCI Telecommunication Services Index ETF ___$25_________, of which:

(Number of Shares) (Title of Security) (Par Value)

100,000___________ Fidelity MSCI Utilities Index ETF __________________$25_________, of which:

(Number of Shares) (Title of Security) (Par Value)

_100,000/per fund__________ shares are issued and outstanding, and

__unlimited_______________ shares are unissued, but reserved for issuance, as detailed below.

As of October 24, 2013, the following number(s) of shares are unissued, but have been authorized for issuance by the Company's governing body for the purposes noted:

Date Authorized	Purpose of Shares to be Issued	Number of Shares Authorized
10/24/2013	_____________Initial listing__________________	___Unlimited_____________

*May also be used for Units, Rights, Depositary Shares/Receipts, and Limited Partnerships

(1) Further the Company acknowledges and agrees to pay, in accordance with such prescribed terms, any and all fees associated with its security's listing on the Exchange. If this issue(s) is withdrawn from Exchange listing consideration subsequent to approval, but prior to trading, a service charge of 25% of the listing fee paid may be retained by the Exchange. If an application for listing of the same security is resubmitted within one year from withdrawal, the 25% service charge may be applied to that Original Listing fee.

(2) The Company certifies that it (or its agent) has read, understands, and agrees to be bound by and comply with all current and amended listing rules, procedures, maintenance requirements, and policies, as contained in the Listings Rule (currently Rule 5) of the Exchange's Rules of the Board of Directors. The Company agrees to list on the Exchange all subsequent amounts of securities herein referenced which may be issued or authorized for issuance. The Company agrees to forward to the Exchange one copy of all reports and other information as it may be required to file with the U.S. Securities and Exchange Commission, as well as other regulatory authorities, as specifically noted in the Exchange's Summary of Notices, Reports and Information to be Submitted to the Exchange to Maintain Listing.

(3) The Company will maintain a transfer office or agency (noted below) where the security(s) herein referenced shall be transferable, and will keep the office or agency supplied with sufficient certificates to meet the demands for transfer of the security(s).

Name: State Street Bank and Trust Company Phone No. 617-937-6912

Address: 200 Clarendon Street, 16th Floor, Boston, Massachusetts 02116

CUSIP number for each security for which an Exchange listing is sought:

Security: Fidelity MSCI Consumer Discretionary Index ETF	CUSIP: 316092204
Security: Fidelity MSCI Consumer Staples Index ETF	CUSIP: 316092303
Security: Fidelity MSCI Energy Index ETF	CUSIP: 316092402
Security: Fidelity MSCI Financials Index ETF	CUSIP: 316092501
Security: Fidelity MSCI Health Care Index ETF	CUSIP: 316092600
Security: Fidelity MSCI Industrials Index ETF	CUSIP: 316092709
Security: Fidelity MSCI Materials Index ETF	CUSIP: 316092881
Security: Fidelity MSCI Information Technology Index ETF	CUSIP: 316092808
Security: Fidelity MSCI Telecommunication Services Index ETF	CUSIP: 316092873
Security: Fidelity MSCI Utilities Index ETF	CUSIP: 316092865

If a CUSIP is currently unavailable, date when application was made to the CUSIP Service Bureau: ________________

Please indicate the Securities Depositary* which will accept or has accepted the Company's securities herein referenced (*The Securities Depositary must be registered as a Clearing Agency under section 17(a) of the Securities Exchange Act of 1934, as amended.)

Name: Depository Trust and Clearing Corporation (DTC) Phone No. (888) 382-2721

Address: 55 Water Street, New York, NY 10041

(4) The Company will maintain a registrar, as necessary, which may be the same bank or trust company as the transfer office or agency. The Company will require each such registrar to execute an agreement with the Exchange not to register more shares than are currently approved for listing by the Exchange.

(5) The Company agrees that nothing in this agreement shall be construed as requiring or intending that the Company perform any acts in contravention of law or in violation of any rule or regulation of any public authority exercising jurisdiction over the Company, and that

(6) Nothing herein contained or inferred shall be construed as constituting the Company's contract for the continued listing of the Company's security(s) on the Exchange. The Company understands that the Exchange may suspend its security(s) with or without prior notice to the Company, upon failure of the Company to comply with any one or more sections of this agreement, or when in its sole discretion, the Exchange shall determine that such suspension of dealings is in the public interest or otherwise warranted.

Fidelity Covington Trust on this _______ day of _________________________, 2013,

(Full Name of the Company)

attests that it is in full agreement with the terms and conditions contained herein,

By ______________________________________

(Signature of Authorized Officer)

Title President and Treasurer

SM

ORIGINAL LISTING APPLICATION

Part I: Corporate Information - All Applicant Issuers

A. General Corporate Information

Complete Corporate Name: Fidelity Covington Trust_____________________________________

Address of Principal Executive Offices: 245 Summer Street, Boston, MA 02210________

Telephone No.: 617-563-7000_________ Facsimile No.: _____________________

State of Incorporation: MA_________________ Date of Incorporation:_January 25, 2013

IRS Employer ID Number: _______________________ SEC File No.: 0000945908__________

Internet/Website address: ____fidelity.com____________________________________________________

Standard Industrial Classification (SIC) Code: ________________

B. Corporate Contacts

Please list the full name and title of the following individual(s):

Adrien Deberghes, President and Treasurer

Chief Executive Officer

Christine Reynolds, Chief Financial Officer

Senior Financial Officer

Marc Bryant, Secretary

Investor Relations Officer

Bill Coffey, Assistant Secretary

E-mail/Other Designated Contact

Please indicate if the address for a designated contact person differs from the principal executive office address listed above.

Part II: Security Information - All Applicant Issuers

A. Please provide a complete description of the security(s) which the Applicant Issuer is applying to list: (including par/stated value, warrant expiration date, maturity date, etc.):

Security Class/Type	Issue Description (incl. par value)	Shares Outstanding or Offered
Exchange Traded Fund (ETF)	Fidelity MSCI Consumer Discretionary Index ETF	Unlimited
ETF	Fidelity MSCI Consumer Staples Index ETF	Unlimited
ETF	Fidelity MSCI Energy Index ETF	Unlimited
ETF	Fidelity MSCI Financials Index ETF	Unlimited
ETF	Fidelity MSCI Health Care Index ETF	Unlimited
ETF	Fidelity MSCI Industrials Index ETF	Unlimited
ETF	Fidelity MSCI Materials Index ETF	Unlimited
ETF	Fidelity MSCI Information Technology Index ETF	Unlimited
ETF	Fidelity MSCI Telecommunication Services Index ETF	Unlimited
ETF	Fidelity MSCI Utilities Index ETF	Unlimited

B. If the Applicant Issuer has any existing class of common stock or equity security entitling the holder(s) to differential voting rights, dividend payments, or other preferences, please provide a complete description of such preference(s):

__N/A______________________________________________________________________________

____________________________________________________________________________________

C. If the issue(s) is or will be listed on any other national securities exchange or association, please identify the exchange or association and the assigned trading/ticker symbol:

__N/A_______________________________________________________________________________

D. Please indicate the expected or actual number of beneficial holders of each security covered by this application (currently or subsequent to the offering):

__N/A_______________________________________________________________________________

If this is an application to list an Initial Public Offering (IPO), please continue to Part III; if not, please skip to Part IV.

Part III - Initial Public Offerings (IPOs)

A. Please indicate the type of offering:

Q Firm Commitment Q Direct Public Offering (DPO)

Q Best Efforts (Min./Max.) Q Best Efforts (All or None)

X Other (please specify): Exchange Traded Fund (ETF)____________________________

B. Expected effective date of registration under Securities Act of 1933: October 18, 2013

C. If SEC Comments have been received, please include a copy of the comments, along with the Company's response(s); if not yet received, please indicate when such comments are expected: __October 1, 2013____________________________________________________________

D. Please attach to this application a list of the states in which the Applicant Issuer has filed for registration of the security, and also indicate the status of the registration process in each state filed. N/A

E. Investment Banker Contact(s)

Please indicate the firm name, address, telephone and facsimile number, as well as the name and title of the contact person: N/A

Investment Banker: _________________________________________________________________________

Firm Name: _______________________________________________________________________________

Telephone No. ________________________ Facsimile No. __________________________

Address: __________________________________________________________________________________

F. Outside Counsel Contact(s)

Please indicate the firm name, address, telephone and facsimile number, as well as the name and title of the contact person:

Outside Counsel: _Allison Harlow Fumai, partner______________________________

Firm Name: Dechert LLP_______________________________________________________

Telephone No. 212) 698-3526___________ Facsimile No. (212) 698-3599______

Address: 1095 Avenue of the Americas, New York, New York 10036 ______________________

Part IV: All Applicant Issuers

A. Exchange requirements for Listing Consideration:

To be considered for listing, the Applicant Issuer must meet the NYSE Arca, Inc. ("Exchange") minimum listing and corporate governance requirements. The fact that an Applicant Issuer may meet the minimum listing and corporate governance requirements does not necessarily mean that its listing application will be approved. In connection with the review of any listing application, the Exchange reserves the right to request such additional public or non-public information or documentation as it may deem necessary and appropriate to make a determination regarding the listing eligibility of the Applicant Issuer's security, including, but not limited to, any material provided to or received from the Securities and Exchange Commission or other appropriate regulatory authority.

B. Corporate Affirmations

I, Adrien Deberghes________________, as ____President and Treasurer____________

Name of Authorized Officer Title of Authorized Officer

of Fidelity Covington Trust______________________________________________, do hereby

Full Name of Company

attest that, at the time of the filing of this application, the Company is deemed to have read and understood the Exchange's Listings Rule, and fully believes itself to be in compliance with, and, if approved for listing, intends to continue to be in compliance with, the Exchange's listing and corporate governance rules and requirements, as amended. Further, I certify that to the best of my knowledge and belief, the information contained within this application and any materials provided to the Exchange in support of this application are true and correct.

____________________________________________ ________________________________________

Signature of Authorized Corporate Officer Date

To initiate a listing application, the following materials should be submitted, as indicated:

Initial Public Offerings (IPO)	All other Issuers
X Original Listing Application	Q Original Listing Application
X 1933 Act Registration Statement and Exhibits	Q Most recent Form 10-K & three most recent Form 10-Q(s)
Q SEC Comments & Responses (when available)	Q Most recent proxy statement/prospectus
Q Blue Sky State list (as applicable)N/A	Q Last six month's trading history
X Application Processing Fee	Q Application Processing Fee

Revised 03/06

September 18, 2013

Mr. Craig Gray

Manager, Listing Compliance

NYSE Regulation, Inc.

100 S. Wacker Drive, Suite 1500

Chicago, Illinois 60606

Dear Mr. Gray:

I am an Authorized Officer of Fidelity Covington Trust (the "Trust"). In connection with the Trust's listing of investment company units (each a "Fund") on NYSE Arca, Inc., I hereby confirm that to the Trust's knowledge, no officer, board member, or non-institutional shareholder with greater than 10% ownership of the Trust or a Fund has been convicted of a felony or misdemeanor relating to financial issues (e.g., embezzlement, fraud, theft) in the past ten years. The term "officer" in the foregoing sentence is used as such term is defined by the Securities and Exchange Commission in Rule 16a-1(f) under the Securities Exchange Act of 1934, or any successor rule.

The Trust also hereby acknowledges that it has been qualified to list under Rule 5.2(j)(3) and has been notified that it must comply on an ongoing basis with the continued listing standards set forth in NYSE Arca Rule 5 as such may be amended from time to time.

The Trust further acknowledges that:

1. upon commencement of trading there will not be less than 100,000 shares of each Fund outstanding.

2. Each Fund will be "book-entry" only and no specimen stock certificates will be available.

3. a CUSIP number identifying each Fund's common stock has been included in the file of eligible issues maintained by a securities depository registered as a clearing agency under Section 17A of the Securities Exchange Act of 1934 (namely, Depositary Trust Company).

4. as required by NYSE Arca Equities Rule 5.2(j)(3)(A)(v),the Net Asset Value per share of each Fund will be calculated daily and will be made available to all market participants at the same time.

Please do not hesitate to contact me at (617) 563-2845 or via e-mail to adrien.deberghes@fmr.com with any question or concern you may have.

Sincerely,

_______________________________________

Adrien Deberghes